Cinergy/diversen/certificate/baghabariII.doc
                                                                           PB/ST
                                                                    MID81450/007


CERTIFICATE OF INCORPORATION WITH RESPECT TO CINERGY GLOBAL BAGHABARI II B.V.

THE UNDERSIGNED, MR PIETER HEYME BOLLAND, CIVIL LAW NOTARY, OFFICIATING IN ROTTERDAM, THE NETHERLANDS, DECLARES THAT:

1. CINERGY GLOBAL BAGHABARI II B.V. - HEREINAFTER REFERRED TO AS: THE "COMPANY" - IS A PRIVATE COMPANY WITH LIMITED LIABILITY, ORGANISED UNDER THE LAWS OF THE NETHERLANDS, HAVING ITS REGISTERED OFFICE AT AMSTERDAM, THE NETHERLANDS, AND HAVING ITS OFFICES AT 1077 ZX AMSTERDAM, THE NETHERLANDS, STRAWINSKYLAAN 3105, 7TH FLOOR, AND BEING REGISTERED IN THE TRADEREGISTER OF THE CHAMBER OF COMMERCE IN AMSTERDAM, THE NETHERLANDS, UNDER NUMBER 34.113.959; THE COMPANY HAS BEEN INCORPORATED BY NOTARIAL DEED OF INCORPORATION EXECUTED ON THE 5TH DAY OF MARCH, 1999;

2. ACCORDING TO THE REGISTRATION OF THE AFOREMENTIONED CHAMBER OF COMMERCE, THE ARTICLES OF ASSOCIATION OF THE COMPANY HAVE BEEN ADOPTED BY DEED OF INCORPORATION, EXECUTED BEFORE A SUBSTITUTE OF MR. P.H. BOLLAND, CIVIL LAW NOTARY, OFFICIATING IN ROTTERDAM, THE NETHERLANDS, ON THE 5TH DAY OF MARCH, 1999. THE ARTICLES OF ASSOCIATION HAVE NOT BEEN AMENDED SINCE;

3. ACCORDING TO ARTICLE 2 OF AN UNOFFICIAL ENGLISH OFFICE TRANSLATION OF THE RECENT ARTICLES OF ASSOCIATION OF THE COMPANY, THE OBJECTS OF THE COMPANY
     ARE: A. TO FINANCE ENTERPRISES AND COMPANIES;

     B. TO BORROW, TO LEND AND TO RAISE FUNDS, INCLUDING THE ISSUE OF BONDS, PROMISSORY NOTES OR OTHER SECURITIES OR EVIDENCE OF INDEBTEDNESS AS WELL AS TO ENTER INTO AGREEMENTS IN CONNECTION WITH THE AFOREMENTIONED;

     C. TO SUPPLY ADVICE AND TO RENDER SERVICES TO ENTERPRISES AND COMPANIES WITH WHICH THE COMPANY FORMS A GROUP AND TO THIRD PARTIES;

     D. TO RENDER GUARANTEES, TO BIND THE COMPANY AND TO PLEDGE ITS ASSETS FOR OBLIGATIONS OF THE COMPANIES AND ENTERPRISES WITH WHICH IT FORMS A GROUP AND ON BEHALF OF THIRD PARTIES;

     E. TO INCORPORATE, TO PARTICIPATE IN ANY WAY WHATSOEVER, TO MANAGE, TO SUPERVISE, TO OPERATE AND TO PROMOTE ENTERPRISES, COMPANIES AND BUSINESSES;

     F. TO OBTAIN, ALIENATE, MANAGE AND EXPLOIT REGISTERED PROPERTY AND ITEMS OF PROPERTY IN GENERAL;

     G.   TO TRADE IN CURRENCIES, SECURITIES AND ITEMS OF PROPERTY IN GENERAL;

     H. TO DEVELOP AND TRADE IN PATENT, TRADE MARKS, LICENSES, KNOW-HOW AND OTHER INDUSTRIAL PROPERTY RIGHTS;

     I. TO PERFORM ANY AND ALL ACTIVITY OF INDUSTRIAL, FINANCIAL OR COMMERCIAL NATURE;

          AS WELL AS EVERYTHING PERTAINING TO THE FOREGOING, RELATING THERETO OR CONDUCIVE THERETO, ALL IN THE WIDEST SENSE OF THE WORD.

4. ACCORDING TO THE REGISTRATION OF THE AFOREMENTIONED CHAMBER OF COMMERCE, THE FOLLOWING NATURAL PERSONS ARE MANAGING DIRECTOR OF THE COMPANY:

     - MR. JOHN BRYANT, RESIDING AT WIMBLEDON SW19 7HT, UNITED KINGDOM, 105 HOME PARK ROAD, BORN AT LONDON, UNITED KINGDOM, ON THE 11TH DAY OF JUNE, 1946, OF BRITISH NATIONALITY, MANAGING DIRECTOR A;

     - MR. ANDREW MARK TURK, RESIDING AT SAMBOURNE WARWICKSHIRE, UNITED KINGDOM, SAMBOURNE LANE, BORN AT MANSFIELD, UNITED KINGDOM, ON THE 5TH DAY OF AUGUST, 1959, OF BRITISH NATIONALITY, MANAGING DIRECTOR A;

     -MR. LOUIS FRICOT, RESIDING AT 1181 RP AMSTELVEEN, THE NETHERLANDS, C. VAN MONTPENSIERLAAN 73, BORN AT HULST, THE NETHERLANDS, ON THE 16TH DAY OF APRIL, 1941, OF DUTCH NATIONALITY, MANAGING DIRECTOR B;

     - MR. JOHAN VAN BELLEN, RESIDING AT 3602 XK MAARSSEN, THE NETHERLANDS, IJSVOGEL 27, BORN AT WILLEMSTAD, CURACAO, THE NETHERLANDS ANTILLES, ON THE 21ST DAY OF AUGUST, 1953, OF DUTCH NATIONALITY, MANAGING DIRECTOR B;

     - MR. PAUL VAN BAARLE, RESIDING AT 3013 AL ROTTERDAM, THE NETHERLANDS, WEENA 399 D, BORN AT ROTTERDAM, THE NETHERLANDS, ON THE 15TH DAY OF SEPTEMBER, 1958, OF DUTCH NATIONALITY, MANAGING DIRECTOR B;

     - MR.  NANNO  STEVEN  VAN DER WERFF,  RESIDING  AT 1013 GD  AMSTERDAM,  THE
     NETHERLANDS, BINNEN VISSERSSTRAAT 14-4, BORN AT LEEUWARDEN, THE NETHERLANDS, ON THE 18TH DAY OF SEPTEMBER, 1964, OF DUTCH NATIONALITY, MANAGING DIRECTOR B;

5. ACCORDING TO THE ARTICLES OF ASSOCIATION OF THE COMPANY, THE COMPANY IS REPRESENTED AT LAW AND OTHERWISE BY THE BOARD OF MANAGEMENT, AND BY EACH MANAGING DIRECTOR A ACTING JOINTLY WITH A MANAGING DIRECTOR B.



SIGNED AT ROTTERDAM ON APRIL 17, 2000.